EXHIBIT 10.10
Restricted Stock Unit Agreement pursuant to the
FedEx Freight Holding Company, Inc. 2026 Omnibus Stock Incentive Plan
THIS RESTRICTED STOCK UNIT AGREEMENT is made this ____ day of [●] (the “Grant Date”), by and between [●] (the “Participant”) and FedEx Freight Holding Company, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2026 Omnibus Stock Incentive Plan (as amended from time to time, the “Plan”), which is incorporated into and forms a part of this Agreement. Capitalized terms used in this Agreement which are not defined in this Agreement have the meanings as used or defined in the Plan.
WHEREAS, the Committee authorized and directed the Company to make an Award of Restricted Stock Units (“RSUs”) to the Participant under the Plan for the purposes expressed in the Plan;
NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:
1.Grant of RSUs. In accordance with the terms of the Plan and subject to the further terms, conditions, and restrictions contained in this Agreement, the Company hereby grants to the Participant [●] RSUs on the Grant Date. Each RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Agreement, one Share (rounded down to the next whole Share, with cash in lieu of any fractional Share) on the Payment Date as provided herein. Until such delivery, the Participant has only the rights of a general unsecured creditor and no rights as a stockholder of the Company. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS, AND PROVISIONS OF THE PLAN AND THIS AGREEMENT.
2.Vesting and Payout of RSUs.
a.General. Except as provided in Section 2(b) and Section 2(c) below, the Shares underlying the RSUs shall vest in accordance with the table set forth below, subject to the Participant’s continued Service to the Company through each applicable vesting date. Each RSU that becomes vested shall be settled in Shares as soon as practicable following the vesting date, which date shall be no later than March 15 of the year following the year in which the vesting date occurs (the date of settlement, the “Payment Date”). In the event the calculation of the number of RSUs subject to this Agreement results in fractional Shares, the number of Shares shall be rounded down to the next whole Share and cash based on the Fair Market Value of a Share on the Payment Date in lieu of such fractional Share shall be paid to the Participant. The Participant shall be the beneficial owner of any Shares at the close of business on the Payment Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is on or after the close of business on the Payment Date.

Percentage of RSUs Eligible to Vest	Vesting Date
[*]%	[*]
[*]%	[*]
[*]%	[*]
b.Death or Disability Prior to the Payment Date. If the Participant’s Service terminates prior to the Payment Date due to Death or Disability, the Participant’s RSUs shall immediately vest and the Shares underlying such RSUs shall be issued to the representative of the Participant’s estate or the Participant, as the case may be, as promptly as practicable thereafter (with the number of Shares rounded down to the next whole Share, together with any cash in lieu of such fractional Share).
c.Retirement Prior to the Payment Date. Treatment of the RSUs upon Retirement (as defined in the Company’s Policy Regarding Treatment of Equity-Based Awards Upon Retirement (as it may be amended, restated, and supplemented from time to time, the “Retirement Policy”)) shall be governed by the Retirement Policy, as in effect from time to time. In the event the Retirement Policy is no longer in effect at the time the Participant's Service terminates, the treatment of the RSUs shall be determined by the Committee in its sole discretion.
d.Forfeiture Upon Other Terminations. If the Participant’s Service terminates prior to the Payment Date for any reason other than Death, Disability or Retirement, all RSUs granted hereunder shall immediately be forfeited and cancelled upon such termination of Service with no compensation or payment due to the Participant or any other Person.
3.Dividend Equivalent Rights. The RSUs shall not accrue Dividend Equivalents.
4.Non-Transferability. The restrictions set forth in Section 7.5(a) of the Plan shall apply, and outstanding RSUs, and all rights with respect to the Shares underlying such RSUs, may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, gifted, transferred, or disposed of in any manner, and any assignment in violation of the provisions of this Section 4 shall be void.

5.Effect of Service. Nothing contained in the Plan or this Agreement shall confer upon the Participant any right to continue in the Service of the Company or any Subsidiary thereof, or limit, in any respect, the right of the Company or any Subsidiary thereof to discharge the Participant at any time, for any reason and with or without notice. Amendment. This Agreement may be amended at any time by written instrument executed by the Company; provided that, other than as provided in Section 23 of the Plan, no amendment shall reduce or diminish the rights of the Participant (as determined by the Committee) without the Participant’s written consent.
6.Entire Document. This Agreement, together with the Plan, represents the complete understanding between the Participant and the Company relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements, and understandings of every nature relating to the subject matter hereof between the Participant and the Company.
7.Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors, and assigns. The terms of this Agreement shall in all respects be subject to the terms of the Plan. The Participant acknowledges receipt of a copy of the Plan, which is attached hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of RSUs hereunder subject to all of the terms and conditions thereof and of this Agreement. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.
8.Additional Requirements. The Company reserves the right to impose other requirements on the RSUs and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules, and regulations or to facilitate the operation and administration of the RSUs and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
9.Addendum. Notwithstanding any provisions in this Agreement to the contrary, if the Participant transfers residence and/or employment to another country, the Company may establish alternative terms, conditions, and requirements as may be necessary or advisable to accommodate the Participant’s transfer and to comply with local law, rules, and regulations or to facilitate the operation and administration of the RSUs and the Plan. Such provisions shall be set forth in an addendum to this Agreement.
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IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

FedEx Freight Holding Company, Inc.
Attest:	By:

[Assistant] Secretary
Participant: